UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2022

ALTITUDE INTERNATIONAL HOLDINGS, INC.

(Exact name of Registrant as specified in its Charter)

New York	000-55639	13-3778988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 SE Pine Valley Street, Port St. Lucie, FL 34952

(Address of Principal Executive Offices)

772-323-0625

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 16, 2022, Altitude International Holdings, Inc. (the “Company”), Altitude Hospitality, LLC and Trident Water, LLC entered into an “Acknowledgment and Consent Agreement” (the “Consent Agreement”) with FVP Servicing, LLC (“FVP”), the administrative agent for certain lenders, and certain lenders (the “Lenders”). The Consent Agreement relates to a default by the Company under that certain Amended and Restated Loan Agreement (the “Loan Agreement”) executed on September 2, 2022.

Under the terms of the Consent Agreement, the Lenders agreed to make one or more advances to Altitude Hospitality, LLC (or directly to any applicable payee) by disbursing, in their sole and absolute discretion, up to an aggregate amount of $1,250,000.00 of the proceeds of the Growth Capital Loan defined in the Loan Agreement on deposit in the Interest Reserve Account (as defined in the Loan Agreement) to be used solely for working capital expenditures of Altitude Hospitality, LLC.

In exchange for this advance, the Company and its subsidiaries acknowledged liability under the Loan Agreement, waived certain rights and cure periods, and released FVP and the lenders from claims. The Company also agreed to set up certain deposit account control agreements and obtain collateral access agreements from its landlords within ninety days of the date of the Consent Agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Acknowledgment and Consent Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2022

ALTITUDE INTERNATIONAL, INC.

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Chief Executive Officer